UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2022

VIVANI MEDICAL, INC.

(Exact name of registrant as specified in its charter)

California	001-36747	02-0692322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street, Suite 280 Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 833-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Warrants	VANI VANIW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 28, 2022, Vivani Medical, Inc. (“Vivani”) entered into a 124-month lease agreement, effective November 21, 2022, with 1350 South Loop, LLC to rent premises for its new corporate headquarters with a commencement date of June 1, 2023. Vivani will rent approximately 43,645 square feet at a rate beginning at $2,676,311.40 per year, and increasing to $3,596,784.45 per year in 2033. In addition to the base rent, Vivani is also responsible for certain expenses and taxes. The premises is located at 1350 South Loop Road, Alameda CA 94502.

The foregoing description of the lease does not purport to be complete and is qualified in its entirety by reference to the lease agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Lease Agreement effective November 21, 2022 between the Company and 1350 South Loop, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVANI MEDICAL, INC.

Date: November 28, 2022	By:	/s/ Donald Dwyer
Donald Dwyer
Chief Business Officer